EXHIBIT 23


	CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 2-91986) effective July 19, 1984, the Registration Statement on Form S-8 (No. 33-14508) effective June 11, 1987 and the Registration Statement on Form S-8 (No. 33-53543) effective May 9, 1994 of Excel Industries, Inc. of our report dated February 20 1997 appearing on page 14 of this Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 34 of this Form 10-K.



PRICE WATERHOUSE LLP
South Bend, Indiana
March 21, 1997